Exhibit 99.1

FOR IMMEDIATE RELEASE February 24, 2011

Contact Information Below

CORELOGIC REPORTS FOURTH QUARTER 2010 NET LOSS OF
$35.2 MILLION, OR $0.30 PER SHARE, ON REVENUE OF $394.5 MILLION

RESULTS INCLUDE LOSS ON SALE OF DISCONTINUED OPERATIONS OF $19.0 MILLION, AND NON-CASH IMPAIRMENT CHARGE OF $14.5 MILLION

FOURTH QUARTER PRE-TAX INCOME OF $10.5 MILLION, ADJUSTED PRE-TAX INCOME1 OF $59.0 MILLION, ADJUSTED EBITDA1 OF $91.0 MILLION

•	Fourth quarter revenues excluding the employer and litigation services businesses totaled $394.5 million, compared to $398.2 million in the fourth quarter of 2009.

•	Fourth quarter adjusted revenues1 excluding the employer and litigation services businesses totaled $415.3 million, compared to $416.6 million in the fourth quarter of 2009.

•	Fourth quarter loss on sale of discontinued operations of $19.0 million reflects the sale of employer and litigation services businesses for $265 million on December 31, 2010.

•	Fourth quarter non-cash impairment charge of $14.5 million reflects a reduction in carrying value of an investment in an affiliate.

•
Fourth quarter pre-tax income for the Business and Information Services segment was $36.7 million compared to $26.6 million in the year-ago period.  Fourth quarter adjusted EBITDA1 for the segment increased 10% to $57.3 million compared to $52.0 million in the year-ago period.  Growth was driven by a favorable shift in product mix and cost containment initiatives.

•
Fourth quarter pre-tax income for the Data and Analytics segment was $22.5 million compared to $26.5 million in the year-ago period.  Fourth quarter adjusted EBITDA1 for the segment increased 5% to $45.8 million compared to $43.8 million in the year-ago period driven by continued adoption of fraud and information analytic products and higher mortgage and consumer credit reporting volumes.

•	Repurchased 1.64 million shares of common stock for $30 million during the fourth quarter of 2010.

•	Renegotiated the $72 million dollar buy-in of the outstanding First American CoreLogic minority shares for cash rather than an issuance of shares.

1 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 9 and following.

Santa Ana, Calif., February 24, 2011 – CoreLogic (NYSE:CLGX) today reported a net loss of $35.2 million for the quarter ended December 31, 2010 compared with net income of $38.0 million in the fourth quarter of 2009.  Diluted earnings per share were a loss of ($0.30) in the fourth quarter of 2010 compared to income of $0.39 per share in the fourth quarter of 2009.  For the full year 2010, CoreLogic reported a net loss of ($74.7) million compared with net income of $199.7 million for the prior year.  Diluted earnings per share were a loss of ($0.67) in full year 2010 compared to income of $2.09 per share in full year 2009.  Full year 2010 results include non-cash impairment charges of $14.5 million, non-cash gains of $3.4 million and losses from discontinued operations of $127.3 million.

Anand Nallathambi, President and Chief Executive Officer, commented, “During the fourth quarter, CoreLogic achieved improved financial results and profitability in our core businesses, despite a significant decline in mortgage originations from a year ago.  In addition, CoreLogic had several significant accomplishments during 2010.  We separated from First American, improved our business mix, launched a series of significant cost reduction initiatives, completed several M&A transactions including the divesture of non-core businesses, and initiated a share repurchase program.  Together, we expect these actions will facilitate growth in per-share earnings over the foreseeable future.  Looking forward, we also expect our announced acquisition of RP Data Limited will improve our revenue growth trajectory through the addition of international risk and fraud analytics revenues.”

Continuing on, Nallathambi added:  “As global economic growth strengthens and financial reforms are formalized, we expect to benefit from the continued growth in demand for our credit risk management and fraud detection products and services.  During 2010 we achieved solid success in these areas with the implementation of patented fraud and income verification products at two major lenders.  During the fourth quarter, we were also awarded four patents for fraud scoring and event monitoring methodologies.  We believe that continued innovation in these areas will power our long-term growth.

Regarding the company’s balance sheet, Nallathambi said: “We initiated repurchases of our common shares under our previously announced $100 million buyback program.  This activity underscores the confidence we have in our future prospects as well as the strength of our balance sheet.  We believe our cash position, equity base, leverage and liquidity position will enable the company to continue to pursue additional growth and diversification initiatives.”

FINANCIAL SUMMARY
(Unaudited)

($ millions)	4Q10	4Q09
Total revenue (excludes equity in earnings of affiliates)	$394.5	$398.2
Business and Information Services	218.3	225.0
Data and Analytics	172.4	157.4
Corporate and Eliminations	3.8	15.7
Total operating expenses	$366.1	$395.3
Business and Information Services	186.3	194.9
Data and Analytics	150.4	129.8
Corporate and Eliminations	29.4	70.6
Total pretax income / margin (%)	$10.5 / 3.0%	($10.7) / NM
Business and Information Services	36.7 / 17%	26.6 / 12%
Data and Analytics	22.5 / 13%	26.5 / 17%
Corporate and Eliminations	(48.7) / NM	(63.9) / NM
Adjusted pretax income / margin (%)2	$59.0 / 14%	$57.3 / 14%
Business and Information Services	53.7 / 23%	47.7 / 20%
Data and Analytics	32.6 / 19%	29.1 / 18%
Corporate and Eliminations	(27.2) / NM	(19.6) / NM
Cash on balance sheet	$447	$468
Total debt outstanding	$721	$570

2 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 9 and following.

BUSINESS SEGMENT RESULTS
(Unaudited)

($ millions)	4Q10	4Q09
Total adjusted revenue3	$415.3	$416.6
Business and Information Services	236.9	240.0
Data and Analytics	174.8	158.9
Corporate and Eliminations	3.5	17.8
Total adjusted EBITDA / margin (%)3	$91.0 / 22%	$87.0 / 21%
Business and Information Services	57.3 / 24%	52.0 / 22%
Data and Analytics	45.8 / 26%	43.8 / 28%
Corporate and Eliminations	(12.1) / NM	(8.8) / NM

3 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 9 and following.

Regarding the company’s fourth quarter results, Nallathambi said: “Our fourth quarter 2010 business results show stronger profitability in our core businesses compared to a year ago despite a weaker mortgage origination market from the fourth quarter of 2009.  As expected, tax services benefited from a follow-through in volumes from the third quarter.  Flood and geospatial services grew partly as a result of our efforts to expand our presence in non-mortgage sectors.  In the Data and Analytics segment, the key growth drivers were the continued adoption of our risk and fraud detection products combined with customer-driven increases in credit reporting volumes.  Looking ahead to 2011, we see opportunities to build on these wins, as we bring to market new, integrated mortgage- and consumer-based analytical tools that will provide our clients with a more comprehensive 360-degree view of risk.”

The following discussion compares the fourth quarters of 2010 and 2009 unless otherwise noted.

BUSINESS AND INFORMATION SERVICES
Adjusted EBITDA was $57.3 million in the fourth quarter, up 10% from $52.0 million in the year-ago period.  The increase was driven by growth in higher-margin flood and geospatial volumes as well as lower operating expenses in the segment.

Adjusted revenues from the mortgage origination services group decreased 3% to $133.3 million from $137.6 million as lower appraisal and tax servicing revenues were partially offset by growth in flood and geospatial services and national joint ventures.  Appraisal services revenues declined primarily due to lower appraisal volumes from a large customer during the fourth quarter.  Tax servicing revenues declined from the year-ago period, as a slower rate of deferred revenue recognition was partially offset by a higher number of new loans under tax service.  Adjusted revenues from flood and geospatial services benefitted from relatively high mortgage loan application volumes and the closing of several geospatial contracts.  Adjusted revenues from national joint ventures also increased as a result of strong loan application volumes.  Adjusted revenues in the default and technology services group increased 1% to $103.6 million from $102.4 million as improved pricing and demand for our field services and outsourcing services more than offset a decrease in broker price opinions.

Adjusted EBITDA margin for the segment was 24%, up from 22% in the year-ago period.  Margin growth in the fourth quarter reflected an improved business mix more heavily weighted towards flood and geospatial services and national joint venture businesses and lower personnel expense and loss reserves requirements in our tax servicing business.  Lower reserve requirements resulted from improved recoveries on advanced property tax payments compared to the fourth quarter of 2009.

DATA AND ANALYTICS
Adjusted EBITDA was $45.8 million in the fourth quarter, up 5% from $43.8 million in the year-ago period.  This growth resulted from improved results in our credit services and risk and fraud product areas.

Adjusted revenues for the segment were $174.8 million, compared with $158.9 million in the year-ago period.  Adjusted revenues in the risk and fraud analytics group increased 6% to $98.7 million from $93.0 million on higher mortgage application activity and growth in demand for new products.  Specialty finance group adjusted revenues increased 15% to $76.1 million from $65.9 million driven primarily by increased market share with a large customer and higher overall mortgage-related credit reporting volumes.

Adjusted EBITDA margin for the segment was 26%, down from 28% in the year-ago period.  Adjusted EBITDA margin in the risk and fraud analytics group declined to 29% from 30% reflecting increased product development and legal expenses.  Adjusted EBITDA margin in the specialty finance group decreased to 23% from 24% in the year-ago period, reflecting the impact of a lower-margin revenue mix and higher credit bureau fees in our credit reporting business.

LIQUIDITY AND CAPITAL RESOURCES
During 2010, CoreLogic repurchased 1.64 million common shares for $30 million.  As of December 31, 2010, CoreLogic had cash on balance sheet of $447 million, and total debt outstanding of $721 million.  Subsequent to the quarter, CoreLogic paid down the outstanding $200 million on its revolving credit facility, leaving the full $500 million available under the company’s revolving credit facility as of February 24, 2011.

CoreLogic recently amended its credit agreement to increase the amount available for future share repurchases to $320 million and to remove all annual repurchase limitations.

ACQUISITIONS AND DISCONTINUED OPERATIONS
In November 2010, CoreLogic acquired a controlling interest in RealtyBid International, LLC, a leading online REO auction site for $12 million in cash.

On December 31, 2010, CoreLogic completed the sale of its employer and litigation services businesses.  Net proceeds of the sale, including expected tax benefits of $34.5 million, will be $299.5 million.  The results of these businesses are reported as discontinued operations for all periods presented.

Subsequent to the fourth quarter of 2010, CoreLogic announced an agreement with the independent board of directors of RP Data to recommend to RP Data shareholders the acquisition by CoreLogic of all of the outstanding shares of RP Data.

Subsequent to the fourth quarter of 2010, CoreLogic announced its intent to acquire the remaining non-controlling interest in former First American CoreLogic Holdings, Inc. for cash consideration of $72 million.  CoreLogic had previously agreed to complete this acquisition with its common shares.

Teleconference/Webcast
The CoreLogic management team will host a live webcast and conference call on Thursday, February 24, 2011, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss these results. All interested parties are invited to listen to the live event via webcast on the CoreLogic website at http://investor.corelogic.com. The discussion is also available through dial-in number 1-866-578-5784 for U.S./Canada participants or 617-213-8056 for international participants using Conference ID 65626409.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 99769810.

Additional detail on the company’s fourth quarter and full year financial results is included in the quarterly supplement, available on the Investor Relations page at http://investor.corelogic.com.

About CoreLogic
CoreLogic is a leading provider of consumer, financial and property information, analytics and services to business and government. The company combines public, contributory and proprietary data to develop predictive decision analytics and provide business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built the largest and most comprehensive U.S. real estate, mortgage application, fraud, and loan performance databases and is a recognized leading provider of mortgage and automotive credit reporting, property tax, valuation, flood determination, and geospatial analytics and services. More than one million users rely on CoreLogic to assess risk, support underwriting, investment and marketing decisions, prevent fraud, and improve business performance in their daily operations.  Formerly, the information solutions group of The First American Corporation, CoreLogic began trading under the ticker CLGX on the NYSE on June 2, 2010. The company, headquartered in Santa Ana, Calif., has more than 10,000 employees globally with 2010 revenues of $1.6 billion. For more information visit www.corelogic.com.

Web Site Disclosure
CoreLogic posts information of interest to investors at http://investor.corelogic.com.

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the company’s outlook, including overall financial performance, future growth, including earnings and revenue growth performance, the company’s ability to pursue additional growth and diversification initiatives, the expected tax benefits of the sale of the company’s employer and litigation services businesses, the strategy impact of the acquisition of RP Data, increased demand for our products and services, new product development, and increased innovation and the impact thereof. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in our Current Report on Form 8-K filed on June 1, 2010 and Part I, Item 1A of our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, including but not limited to:

•	limitations on access to data from external sources, including government and public record sources;

•
changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of  public records and consumer data;

•	compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions;

•	difficult conditions in the mortgage and consumer credit industry, the state of the securitization market, increased unemployment, and conditions in the economy generally;

•	our ability to bring new products to market and to protect proprietary technology rights;

•
our ability to identify purchasers and complete the sale of certain businesses on satisfactory terms or identify suitable acquisition targets, obtain necessary capital and complete such transactions on satisfactory terms or to realize any expected tax benefits from such transactions;

•	risks related to our international operations;

•	consolidation among our significant customers and competitors;

•	impairments in our goodwill or other intangible assets; and

•
the inability to realize the benefits of the spin-off transaction as a result of the factors described immediately above, as well as, among other factors, increased borrowing costs, competition between the resulting companies, increased operating or other expenses or the triggering of rights and obligations by the transaction or any litigation arising out of or related to the separation.

The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures
This press release contains certain financial measures that are not presented in accordance with Generally Accepted Accounting Principles (GAAP), including adjusted revenue which includes equity in earnings of affiliates; adjusted EBITDA and adjusted EBITDA margin which is adjusted to exclude historical corporate expense of the spun-off businesses and other adjustments, and adjusted pretax margin, which is adjusted to exclude net realized investment losses, employee separation costs and lease termination costs.  Although these exclusions represent actual losses or expenses to the company, they may mask the periodic income and financial and operating trends associated with the company’s business. To compensate for the inherent limitations of these non-GAAP measures, the company uses them in conjunction with the corresponding GAAP measures.

The company is presenting these non-GAAP financial measures because the company believes that they provide the company’s management and investors with additional insight into the operational performance of the company relative to earlier periods. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this press release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact:	Investor Contact:
Alyson Austin	Dan Smith
Corporate Communications	Investor Relations
714-250-6180	703-610-5410

(ADDITIONAL FINANCIAL DATA FOLLOWS)

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	4Q10	4Q09
Net Income (loss)	($35,158)	$37,992
Less: Discontinued Operations	(17,345)	43,351
Plus: Noncontrolling Interests	9,041	8,477
Income Tax Provision*	39,475	1,768
Interest Expense, Net	7,773	7,682
Depreciation & Amortization	26,629	27,891
Other Legacy FAC Corporate Costs	25,863	46,559

Adjusted EBITDA	$90,968	$87,019

(Unaudited) ($ thousands)	FY 2010	FY 2009
Net Income (loss)	($74,746)	$199,651
Less: Discontinued Operations	(127,281)	136,486
Plus: Noncontrolling Interests	37,670	57,638
Income Tax Provision*	62,727	61,058
Interest Expense, Net	30,414	29,961
Depreciation & Amortization	106,219	123,982
Other Legacy FAC Corporate Costs	86,792	84,631

Adjusted EBITDA	$376,357	$420,435

*Includes income tax provision associated with equity in earnings of affiliates.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR LEGACY EMPLOYER AND LITIGATION SERVICES GROUP1

(Unaudited) ($ thousands)	2010
Adjusted EBITDA from Continuing Ops	$376,357

Pre-Tax Income - Employer	(122,342)
Pre-Tax Income - Litigation	(43,829)

Depreciation & Amortization - Employer	15,103
Depreciation & Amortization - Litigation	2,443

Interest Expense, Net - Employer	(600)
Interest Expense, Net - Litigation	(9)

One-Times
Severance	490
Impairment of Goodwill	174,000

Adj. EBITDA	$401,614

1 CoreLogic closed on the sale of the employer and litigation services businesses on December 31, 2010.  Results of operations from these businesses are included in discontinued operations for periods presented.  Results from the marketing services businesses are shown in the company’s Corporate group for periods presented.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$394,507	$0	$20,773	$415,280
Salaries and Benefits	140,298	(2,027)	0	138,272
Other Operating	199,124	(11,578)	0	187,546
Depr. and Amort.	26,629	(2,462)	0	24,166
Impairment Loss	0	0	0	0
Total Operating exp.	$366,051	($16,067)	$0	$349,984
Interest Expense, Net	7,773	0	0	7,773
Other Income	(10,227)	11,733	0	1,506
Pre-tax Income	$10,456	$27,800	$20,773	$59,029
Provision for Income Taxes	(31,276)	0	(8,199)	(39,475)
Equity in Earnings of Affiliates, Net of Tax	12,048	526	(12,573)	0
Income from Continuing Operations	($8,772)	$28,326	$0	$19,554
Pre-tax margin	N/M			14%
+ Adj. Interest Exp.				7,773
+ Adj. Depr. and Amort.				24,166
= Adj. EBITDA				$90,968
Adj. EBITDA Margin				22%
*Includes severance and other personnel costs of $2,027, spin-related costs of $545, legal settlements of $6,283, sales tax accrual of $4,750, write-off of software and equipment of $2,462, gain on the acquisition of a controlling interest in an investment in an affiliate of $3,353, net investment losses (including impairments) of $15,086 and losses on the shut-down of a joint venture of $526.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	4Q09 as Reported	4Q09 Historical Corporate Exp. and Other Adjustments*	4Q09 Reclass. of Equity in Earnings of Affiliates	4Q09 as Adjusted
Revenue	$398,157	$2,866	$15,624	$416,646
Salaries and Benefits	159,168	(23,423)	0	135,745
Other Operating	208,231	(14,776)	0	193,456
Depr. and Amort.	27,891	(656)	0	27,235
Impairment Loss	0	0	0	0
Total Operating exp.	$395,291	($38,855)	$0	$356,436
Interest Expense, Net	7,682	(5,154)	0	2,528
Other Income	(5,922)	5,495	0	(427)
Pre-tax Income	($10,738)	$52,369	$15,624	$57,255
Provision for Income Taxes	4,442	0	(6,211)	(1,768)
Equity in Earnings of Affiliates, Net of Tax	9,413	0	(9,413)	0
Income from Continuing Operations	$3,117	$52,369	$0	$55,487
Pre-tax margin	-3%			14%
+ Adj. Interest Exp.				2,528
+ Adj. Depr. and Amort.				27,235
= Adj. EBITDA				$87,019
Adj. EBITDA Margin				21%
*Includes severance and other personnel costs of $11,037, net investment loss (including impairments) of $6,207, facilities and other restructuring charges (including costs associated with FADV buy-in) of $4,258, and other legacy FAC costs of $30,867.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	2010 as Reported	2010 Adjustments*	2010 Reclass. of Equity in Earnings of Affiliates	2010 as Adjusted
Revenue	$1,623,272	($2,165)	$69,908	$1,691,015
Salaries and Benefits	580,253	(22,863)	0	557,390
Other Operating	811,951	(54,979)	0	756,972
Depr. and Amort.	106,219	(5,226)	0	100,994
Impairment Loss	0	0	0	0
Total Operating exp.	$1,498,424	($83,068)	$0	$1,415,356
Interest Expense, Net	30,414	(8,628)	0	21,786
Other Income	(10,885)	10,589	0	(296)
Pre-tax Income	$83,549	$100,119	$69,908	$253,577
Provision for Income Taxes	(34,985)	0	(27,742)	(62,727)
Equity in Earnings of Affiliates, Net of Tax	41,641	526	(42,166)	0
Income from Continuing Operations	$90,205	$100,645	$0	$190,850
Pre-tax margin	5%			15%
+ Adj. Interest Exp.				21,786
+ Adj. Depr. and Amort.				100,994
= Adj. EBITDA				$376,357
Adj. EBITDA Margin				22%
*Includes severance and other personnel costs of $6,051, spin-related costs of $2,242, legal settlements of $6,283, sales tax accrual of $4,750, write-off of software and equipment of $2,462, gain on the acquisition of a controlling interest in an investment in an affiliate of $3,353, net investment losses (including impairments) of $12,661, losses on the shut-down of a joint venture of $526 and legacy FAC costs of $69,023.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	2009 as Reported	2009 Adjustments*	2009 Reclass. of Equity in Earnings of Affiliates	2009 as Adjusted
Revenue	$1,700,692	$12,775	$81,133	$1,794,600
Salaries and Benefits	608,679	(44,325)	0	564,354
Other Operating	831,410	(30,023)	0	801,388
Depr. and Amort.	123,982	(14,867)	0	109,116
Impairment Loss	0	0	0	0
Total Operating exp.	$1,564,071	($89,214)	$0	$1,474,857
Interest Expense, Net	29,961	(20,138)	0	9,823
Other Income	(5,933)	(2,491)	0	(8,425)
Pre-tax Income	$100,727	$119,636	$81,133	$301,496
Provision for Income Taxes	(28,644)	0	(32,414)	(61,058)
Equity in Earnings of Affiliates, Net of Tax	48,719	0	(48,719)	0
Income from Continuing Operations	$120,802	$119,636	$0	$240,438
Pre-tax margin	6%			17%
+ Adj. Interest Exp.				9,823
+ Adj. Depr. and Amort.				109,116
= Adj. EBITDA				$420,435
Adj. EBITDA Margin				23%
*Includes severance and other personnel costs of $12,775, facilities and other restructuring charges (Including costs associated with FADV buy-in) of $6,234, net investment loss (including impairments) of $4,141, legacy FAC costs of $95,886, and write-off of software of $600.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR BUSINESS AND INFORMATION SERVICES

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$218,305	$0	$18,608	$236,914
Salaries and Benefits	50,680	(64)	0	50,616
Other Operating	128,953	0	0	128,953
Depr. and Amort.	6,680	(1,687)	0	4,993
Total Operating Exp.	$186,314	($1,751)	$0	$184,563
Interest Expense, Net	(1,310)	0	0	(1,310)
Other Income	3,353	(3,353)	0	0
Pre-tax Income	$36,655	($1,603)	$18,608	$53,661
Pre-tax Margin	17%			23%
+ Adj. interest exp.				(1,310)
+ Adj. depr. and amort.				4,993
= Adj. EBITDA				$57,344
Adj. EBITDA Margin				24%
*Includes severance of $64, write-off of $1,687, and gain on the acquisition of a controlling interest in an investment in an affiliate of $3,353.

(Unaudited) ($ thousands)	4Q09 as Reported	4Q09 Adjustments*	4Q09 Reclass. of Equity in Earnings of Affiliates	4Q09 as Adjusted
Revenue	$224,979	$0	$15,018	$239,997
Salaries and Benefits	54,190	(648)	0	53,542
Other Operating	134,441	0	0	134,441
Depr. and Amort.	6,240	0	0	6,240
Total Operating Exp.	$194,871	($648)	$0	$194,223
Interest Expense, Net	(1,933)	0	0	(1,933)
Other Income	(5,400)	5,403	0	3
Pre-tax Income	$26,640	$6,051	$15,018	$47,709
Pre-tax Margin	12%			20%
+ Adj. interest exp.				(1,933)
+ Adj. depr. and amort.				6,240
= Adj. EBITDA				$52,017
Adj. EBITDA Margin				22%
*Includes severance of $648, and net investment loss (including impairments) of $5,403.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DATA AND ANALYTICS

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$172,361	$0	$2,475	$174,836
Salaries and Benefits	52,388	(1,113)	0	51,275
Other Operating	83,418	(5,718)	0	77,700
Depr. and Amort.	14,563	(776)	0	13,788
Total Operating Exp.	$150,370	($7,607)	$0	$142,763
Interest Expense, Net	(582)	0	0	(582)
Other Income	(91)	0	0	(91)
Pre-tax Income	$22,483	$7,607	$2,475	$32,565
Pre-tax Margin	13%			19%
+ Adj. interest exp.				(582)
+ Adj. depr. and amort.				13,788
= Adj. EBITDA				$45,770
Adj. EBITDA Margin				26%
*Includes severance and other personnel costs of $1,113, legal settlement of $5,718, and write-off of fixed assets of $776.

(Unaudited) ($ thousands)	4Q09 as Reported	4Q09 Historical Corp. Expense and Other Adjustments*	4Q09 Reclass. of Equity in Earnings of Affiliates	4Q09 as Adjusted
Revenue	$157,430	$0	$1,450	$158,881
Salaries and Benefits	50,440	(371)	0	50,069
Other Operating	65,296	0	0	65,296
Depr. and Amort.	14,052	0	0	14,052
Total Operating Exp.	$129,788	($371)	$0	$129,416
Interest Expense, Net	581	0	0	581
Other Income	(525)	783	0	257
Pre-tax Income	$26,536	$1,154	$1,450	$29,141
Pre-tax Margin	17%			18%
+ Adj. interest exp.				581
+ Adj. depr. and amort.				14,052
= Adj. EBITDA				$43,773
Adj. EBITDA Margin				28%
*Includes severance of $371, and net investment loss of $783.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CORPORATE AND ELIMINATIONS

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$3,841	$0	($311)	$3,530
Salaries and Benefits	37,230	(850)	0	36,380
Other Operating	(13,247)	(5,860)	0	(19,107)
Depr. and Amort.	5,385	0	0	5,385
Total Operating Exp.	$29,368	($6,710)	$0	$22,658
Interest Expense, Net	9,666	0	0	9,666
Other Income	(13,490)	15,086	0	1,596
Pre-tax Income	($48,682)	$21,796	($311)	($27,197)
Pre-tax Margin	N/M			N/M
+ Adj. interest exp.				9,666
+ Adj. depr. and amort.				5,385
= Adj. EBITDA				($12,146)
Adj. EBITDA Margin				N/M
*Includes severance and other personnel costs of $850, spin-related costs of $545, legal settlement of $565, sales tax accrual of $4,750 and investment loss (including impairments) of $15,086.

(Unaudited) ($ thousands)	4Q09 as Reported	4Q09 Historical Corp. Expense and Other Adjustments*	4Q09 Reclass. of Equity in Earnings of Affiliates	4Q09 as Adjusted
Revenue	$15,748	$2,866	($845)	$17,768
Salaries and Benefits	54,538	(22,403)	0	32,135
Other Operating	8,494	(14,776)	0	(6,282)
Depr. and Amort.	7,600	(656)	0	6,943
Total Operating Exp.	$70,632	($37,836)	$0	$32,796
Interest Expense, Net	9,034	(5,154)	0	3,880
Other Income	3	(691)	0	(687)
Pre-tax Income	($63,915)	$45,164	($845)	($19,595)
Pre-tax Margin	N/M			N/M
+ Adj. interest exp.				3,880
+ Adj. depr. and amort.				6,943
= Adj. EBITDA				($8,772)
Adj. EBITDA Margin				N/M
*Includes severance of $10,017, facilities and other restructuring charges of $4,258, investment loss of $22, and legacy FAC costs of $30,867.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR MORTGAGE ORIGINATION SERVICES GROUP

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$114,813	$0	$18,536	$133,349
Salaries and Benefits	36,256	(90)	0	36,166
Other Operating	58,833	0	0	58,833
Depr. and Amort.	5,116	(1,528)	0	3,588
Total Operating Exp.	$100,206	($1,618)	$0	$98,587
Interest Expense, Net	(1,312)	0	0	(1,312)
Other Income	0	0	0	0
Pre-tax Income	$15,920	$1,618	$18,536	$36,074
Pre-tax Margin	14%			27%
+ Adj. interest exp.				(1,312)
+ Adj. depr. and amort.				3,588
= Adj. EBITDA				$38,350
Adj. EBITDA Margin				29%
*Includes severance of $90 and write-off of software of $1,528.

(Unaudited) ($ thousands)	4Q09 as Reported	4Q09 Historical Corp. Expense and Other Adjustments*	4Q09 Reclass. of Equity in Earnings of Affiliates	4Q09 as Adjusted
Revenue	$122,562	$0	$14,994	$137,556
Salaries and Benefits	41,036	(589)	0	40,447
Other Operating	62,540	0	0	62,540
Depr. and Amort.	4,344	0	0	4,344
Total Operating Exp.	$107,919	($589)	$0	$107,330
Interest Expense, Net	(1,829)	0	0	(1,829)
Other Income	(5,400)	5,403	0	3
Pre-tax Income	$11,071	$5,992	$14,994	$32,057
Pre-tax Margin	9%			23%
+ Adj. interest exp.				(1,829)
+ Adj. depr. and amort.				4,344
= Adj. EBITDA				$34,572
Adj. EBITDA Margin				25%
*Includes severance of $589, and net investment loss (including impairments) of $5,403.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DEFAULT AND TECHNOLOGY SERVICES GROUP

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$103,492	$0	$72	$103,564
Salaries and Benefits	14,424	26	0	14,451
Other Operating	70,120	0	0	70,120
Depr. and Amort.	1,564	(159)	0	1,405
Total Operating Exp.	$86,108	($133)	$0	$85,975
Interest Expense, Net	2	0	0	2
Other Income	3,353	(3,353)	0	0
Pre-tax Income	$20,735	($3,221)	$72	$17,587
Pre-tax Margin	20%			17%
+ Adj. interest exp.				2
+ Adj. depr. and amort.				1,405
= Adj. EBITDA				$18,994
Adj. EBITDA Margin				18%
*Includes severance reversal of ($26), write-off of software of $159, and gain on the acquisition of a controlling interest in an investment in an affiliate of $3,353.

(Unaudited) ($ thousands)	4Q09 as Reported	4Q09 Historical Corp. Expense and Other Adjustments*	4Q09 Reclass. of Equity in Earnings of Affiliates	4Q09 as Adjusted
Revenue	$102,417	$0	$24	$102,441
Salaries and Benefits	13,154	(59)	0	13,095
Other Operating	71,901	0	0	71,901
Depr. and Amort.	1,896	0	0	1,896
Total Operating Exp.	$86,952	($59)	$0	$86,893
Interest Expense, Net	(104)	0	0	(104)
Other Income	0	0	0	0
Pre-tax Income	$15,569	$59	$24	$15,652
Pre-tax Margin	15%			15%
+ Adj. interest exp.				(104)
+ Adj. depr. and amort.				1,896
= Adj. EBITDA				$17,445
Adj. EBITDA Margin				17%
*Includes severance of $59.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR RISK AND FRAUD ANALYTICS GROUP

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$97,715	$0	$990	$98,705
Salaries and Benefits	34,995	(1,108)	0	33,887
Other Operating	41,824	(5,718)	0	36,106
Depr. and Amort.	11,197	(431)	0	10,767
Total Operating Exp.	$88,016	($7,257)	$0	$80,759
Interest Expense, Net	(416)	0	0	(416)
Other Income	(91)	0	0	(91)
Pre-tax Income	$10,025	$7,257	$990	$18,272
Pre-tax Margin	10%			19%
+ Adj. interest exp.				(416)
+ Adj. depr. and amort.				10,767
= Adj. EBITDA				$28,622
Adj. EBITDA Margin				29%
*Includes severance and other personnel costs of $1,108, legal settlement of $5,718, and write-off of equipment of $431.

(Unaudited) ($ thousands)	4Q09 as Reported	4Q09 Historical Corp. Expense and Other Adjustments*	4Q09 Reclass. of Equity in Earnings of Affiliates	4Q09 as Adjusted
Revenue	$93,081	$0	($71)	$93,011
Salaries and Benefits	33,193	(380)	0	32,813
Other Operating	32,383	0	0	32,383
Depr. and Amort.	10,659	0	0	10,659
Total Operating Exp.	$76,235	($380)	$0	$75,854
Interest Expense, Net	571	0	0	571
Other Income	(495)	750	0	255
Pre-tax Income	$15,780	$1,130	($71)	$16,840
Pre-tax Margin	17%			18%
+ Adj. interest exp.				571
+ Adj. depr. and amort.				10,659
= Adj. EBITDA				$28,070
Adj. EBITDA Margin				30%
*Includes severance of $380, and net investment loss of $750.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR SPECIALTY FINANCE SOLUTIONS GROUP

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$74,645	$0	$1,486	$76,131
Salaries and Benefits	17,393	(5)	0	17,388
Other Operating	41,594	0	0	41,594
Depr. and Amort.	3,366	(345)	0	3,021
Total Operating Exp.	$62,354	($350)	$0	$62,004
Interest Expense, Net	(166)	0	0	(166)
Other Income	0	0	0	0
Pre-tax Income	$12,458	$350	$1,486	$14,293
Pre-tax Margin	17%			19%
+ Adj. interest exp.				(166)
+ Adj. depr. and amort.				3,021
= Adj. EBITDA				$17,148
Adj. EBITDA Margin				23%
*Includes severance of $5, and write-off of equipment of $345.

(Unaudited) ($ thousands)	4Q09 as Reported	4Q09 Historical Corp. Expense and Other Adjustments*	4Q09 Reclass. of Equity in Earnings of Affiliates	4Q09 as Adjusted
Revenue	$64,349	$0	$1,521	$65,870
Salaries and Benefits	17,247	9	0	17,256
Other Operating	32,913	0	0	32,913
Depr. and Amort.	3,393	0	0	3,393
Total Operating Exp.	$53,553	$9	$0	$53,562
Interest Expense, Net	10	0	0	10
Other Income	(30)	32	0	2
Pre-tax Income	$10,756	$23	$1,521	$12,301
Pre-tax Margin	17%			19%
+ Adj. interest exp.				10
+ Adj. depr. and amort.				3,393
= Adj. EBITDA				$15,703
Adj. EBITDA Margin				24%
*Includes severance reversal of ($9), and investment loss of $32.